Exhibit 99.1

Becton, Dickinson and Company Announces Tender Offers for Outstanding Debt Securities

FRANKLIN LAKES, NJ, August 5, 2021 – Becton, Dickinson and Company (NYSE: BDX) (the “Company” or “BD”) today announced that it has commenced tender offers to purchase for cash the debt securities issued by the Company listed in the tables below (collectively, the “Securities” and each a “series”).

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)(2)
2.894% senior notes due 2022	075887BT5	$1,535,000,000	0.125% UST due 5/31/2022	Bloomberg FIT 3 Screen	+20 bps	$30
3.300% senior notes due 2023	075887BK4	$293,850,000	0.125% UST due 2/28/2023	Bloomberg FIT 4 Screen	+25 bps	$30

Up to each Maximum Tender SubCap (Not to Exceed the Aggregate Maximum Tender Cap)
of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Tender SubCap	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)(2)
3.875% senior notes due 2024	075887BL2	$176,330,000	N/A	1	0.375% UST due 7/15/2024	Bloomberg FIT 1 Screen	+25 bps	$30
3.734% senior notes due 2024	075887BF5	$1,375,000,000	$300,000,000	2	0.375% UST due 7/15/2024	Bloomberg FIT 1 Screen	+35 bps	$30
3.363% senior notes due 2024	075887BV0	$1,750,000,000	N/A	3	0.375% UST due 7/15/2024	Bloomberg FIT 1 Screen	+20 bps	$30
(1)	Per $1,000 principal amount.
(2)
The Total Consideration for Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated August 5, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), including the offers to purchase for cash (i) any and all of the Company’s 2.894% Senior Notes due 2022 and 3.300% Senior Notes due 2023 (collectively, the “Any and All Notes”), and (ii) in the order of priority set forth in the second table above, up to the applicable Maximum Tender SubCap, if any, of each of the Company’s 3.875% Senior Notes due 2024, 3.734% Senior Notes due 2024 and 3.363% Senior Notes due 2024 (collectively, the “Maximum Tender Offer Notes”), subject to an aggregate maximum tender cap of $715,000,000 for all tendered series of Maximum Tender Offer Notes. The Company reserves the right, but is under no obligation, to increase any of the Maximum Tender SubCaps in the table above or the aggregate maximum tender cap at any time, subject to applicable law. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.

The tender offers for the Securities will expire at 11:59 p.m., New York City time, on September 1, 2021, or, in each case, any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities prior to or at 5:00 p.m., New York City time, on August 18, 2021 (such date and time, as it may be extended with respect to a tender offer, the “Early Tender Date”), to be eligible to receive the Total Consideration (as defined below), which is inclusive of an amount in cash equal to the amount set forth in the tables above under the heading “Early Tender Payment” (the “Early Tender Payment”), plus accrued interest. If a holder validly tenders Securities after the applicable Early Tender Date but prior to or at the applicable Expiration Date, the holder will only be eligible to receive the applicable Late Tender Offer Consideration (as defined below) plus accrued interest.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Securities specified in the tables above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the tables above at 10:00 a.m., New York City time, on August 19, 2021. The “Late Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

The tender offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Securities that are validly tendered prior to or at the Expiration Date will be made on a date promptly following the Expiration Date, which is currently anticipated to be September 3, 2021, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Securities that are validly tendered prior to or at the Early Tender Date on an earlier settlement date, which, if applicable, is currently anticipated to be August 20, 2021, provided that the conditions to the satisfaction of the applicable tender offer are satisfied.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

Tendered Securities may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on August 18, 2021.

The Company expects to redeem any Any and All Notes that are not tendered and accepted in such tender offers in accordance with the indenture governing the Any and All Notes. However, the Company is not obligated to redeem any Any and All Notes that are not tendered and accepted in such tender offers, and there can be no assurance it will do so.

The tender offers are subject to the satisfaction or waiver of certain conditions, including a financing condition, which are specified in the Offer to Purchase. The tender offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. Barclays Capital Inc. and Citigroup Global Markets Inc. are the lead dealer managers for the tender offers. BNP Paribas Securities Corp. is the co-dealer manager for the tender offers. Investors with questions regarding the tender offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 924-2200 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/BectonDickinson or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 924-2200 (bankers and brokers can call collect at (212) 430-3774).

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care.

Contacts:

Media:	Investors:
Troy Kirkpatrick	Kristen M. Stewart, CFA
VP, Public Relations	SVP, Strategy & Investor Relations
858.617.2361	201.847.5378
troy.kirkpatrick@bd.com	kristen.stewart@bd.com

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under federal securities laws) regarding BD’s performance, including in relation to the consummation of the tender offers and the potential redemption of the Any and All Notes. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the satisfaction of the conditions to the tender offers, including satisfaction of the financing condition, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

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